BANK OF NEW ENGLAND CORPORATION
                                                CASH F
        FROM THE PERIOD FROM JUNE 30, 2009 TO DECEMBER 31, 2010


        Cash balance at June 30, 2009                 101,081,895.63



        Receipts:
        1.  Investment proceeds (short term)              346,601.82
        2.  Misc.                                           5,958.48
                eipts                                     352,560.30


        Expenditures:

        1.  Inter Co Transfers                             99,000.00
        2.  Professional fees                              91,051.56
        3.  Trustee's Bond expense                         17,540.00
        4.  Administrative expense                          6,410.95
                                                          214,002.51




        Cash Balance at December 31, 2009             101,220,453.42